EXHIBIT 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 23, 2010	/s/ JAMES E. HEPPELMANN
James E. Heppelmann President and Chief Executive Officer

Date: November 23, 2010	/s/ JEFFREY D. GLIDDEN
Jeffrey D. Glidden
Executive Vice President and Chief Financial Officer